                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          COSINE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                          [COSINE COMMUNICATIONS LOGO]

                          COSINE COMMUNICATIONS, INC.
                              1200 BRIDGE PARKWAY
                         REDWOOD CITY, CALIFORNIA 94065

                                                                  March 18, 2002

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of CoSine Communications, Inc. to be held at Cosine's offices located at 3200 Bridge Parkway, Redwood City, California 94065, on Tuesday, May 7, 2002, at 10:00 a.m. Pacific Time. Registration will begin at 9:00 a.m.

     I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with CoSine and its directors and officers. I hope that you will be able to attend.

     Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

                                           Sincerely,

                                           [/s/ STEVE GOGGIANO]

                                           Steve Goggiano
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 2002

To the Stockholders of CoSine Communications, Inc.

     The annual meeting of stockholders of CoSine Communications, Inc., a Delaware corporation, will be held on Tuesday, May 7, 2002, at 10:00 a.m., at CoSine's offices located at 3200 Bridge Parkway, Redwood City, California 94065, for the following purposes:

          1. To elect one Class II director to the board of directors for the ensuing year.

          2. To ratify the appointment of Ernst & Young LLP as independent auditors.

          3. To transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on March 8, 2002, the record date fixed by the board of directors, are entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors

                                           /s/ JILL BRESNAHAN
                                           -------------------------------------
                                           Jill Bresnahan
                                           Secretary

Redwood City, California
March 18, 2002

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of CoSine Communications, Inc. ("CoSine" or the "Company") for use at the annual meeting of stockholders to be held on May 7, 2002, and at any adjournment thereof (the "Annual Meeting"). The Company expects to mail this proxy statement and the enclosed proxy card to stockholders on or about March 25, 2002.

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.

     All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy card. Where no instructions are given, shares will be voted FOR the election of the named nominee for director, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

     A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote in person at the meeting or by delivering to Jill Bresnahan, Secretary of CoSine, either an instrument of revocation or an executed proxy card bearing a later date.

                               VOTING SECURITIES

     Holders of record of CoSine's Common Stock ("Common Stock"), at the close of business on March 8, 2002, will be entitled to vote at the Annual Meeting. On that date, 102,559,528 shares of Common Stock were issued and outstanding. The Common Stock does not have cumulative voting rights.

     Each share of Common Stock is entitled to one vote on every matter submitted to the stockholders at the Annual Meeting.

     Whether or not you intend to be present at the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope.

                                   PROPOSAL 1

                         ELECTION OF CLASS II DIRECTOR

     Our board of directors consists of five members. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, so that a portion of our board of directors will be elected each year. The term of the Class II director expires at the 2002 annual meeting. The term of the Class III directors will expire at the 2003 annual meeting. The term of the Class I directors will expire at the 2004 annual meeting. All directors are elected for three-year terms.

     R. David Spreng and Steve Goggiano are the Class I directors. Charles J. Abbe is the only Class II director. Donald Green and Vinton G. Cerf are the Class III directors. This classification of the board of directors may delay or prevent a change in control of the Company or its management.

     There are no family relationships among any of our directors, officers or key employees.

     Mr. Abbe is the director nominee for election at the Annual Meeting. Mr. Abbe was elected to the board of directors in August 2000. Mr. Abbe has been nominated by management for election by the stockholders of the Company. If elected at the Annual Meeting, Mr. Abbe will serve until the 2005 annual meeting or until his successor is elected and qualified.

     Under Delaware law, if a quorum of the holders of Common Stock is present at the Annual Meeting, the director nominee who receives the greatest number of votes cast will be elected director. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominee listed below. If the nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for a substitute nominee designated by the board of directors.

NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 2005

     Background information on the nominee appears below:

     Charles J. Abbe. Mr. Abbe, 61, has served as a director of CoSine since August 2000. Mr. Abbe has served as president and chief operating officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory's president and chief executive officer from April 1998 to March 2000, as its president from November 1997 to April 1998 and as its vice president and general manager for North America and Asia from April 1996 to November 1997. From 1991 to 1996, Mr. Abbe held various positions with Raychem Corporation, a materials science company, including vice president of strategic planning, vice president and general manager of wire and cable, and senior vice president, electronics sector. Mr. Abbe is also a director of JDS Uniphase and True Time Inc., a designer and manufacturer of precision time and frequency products. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. ABBE AS A DIRECTOR.

     The Company's other four directors are not up for election at the Annual Meeting. Background information on these directors appears below:

CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

     R. David Spreng. Mr. Spreng, 40, has served as a director of CoSine since December 1998. Mr. Spreng has served as the managing general partner of Crescendo Venture Management, LLC since September 1998. Mr. Spreng served as president of IAI Ventures, Inc. from March 1996 to September 1998 and served in various capacities at Investment Advisers, Inc. since 1989. Mr. Spreng is also a director of Allied Riser Communications Corporation, a broadband communications services provider; Oplink Communications, Inc., a designer, developer and manufacturer of fiber optic components; and Tut Systems, Inc., a developer of multi-service broadband access systems. Mr. Spreng holds a B.S. in finance and accounting from the University of Minnesota.

     Steve Goggiano. Mr. Goggiano, 49, has served as a director and chief executive officer of CoSine since March 2002. He served as chief operating officer from December 1999 to March 2002 and assumed the position of President in April 2001. Prior to joining CoSine, Mr. Goggiano held various positions at SGI, formerly known as Silicon Graphics, Inc., a provider of computing systems and software, from 1989 to 1999. These positions included senior vice president and general manager of SGI's Server and Supercomputer division, and senior vice president of worldwide manufacturing and customer service. Mr. Goggiano holds a B.S. in Business from San Jose State University.

CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

     Vinton G. Cerf. Dr. Cerf, 58, has served as a director of CoSine since April 2000. Dr. Cerf has served as the senior vice president for internet architecture and technology for WorldCom Corporation, a telecommunications company, since September 1998. In this capacity, Dr. Cerf is directly responsible for the design and development of next generation Internet architecture. From January 1996 to September 1998, Dr. Cerf was the senior vice president for internet architecture and engineering at MCI Communications Corporation, a telecommunications company. Dr. Cerf was senior vice president for data architecture at MCI Telecommunications Corporation, a telecommunications company, from February 1994 to December 1995. Dr. Cerf is also a director of Avanex Corporation, a supplier of fiber optic-based products, and Nuance Communications, Inc., a speech recognition software company, and is chairman of the board of the Internet Corporation for Assigned Names and Numbers (ICANN). Dr. Cerf holds a B.S. in mathematics from Stanford University and M.S. and Ph.D. degrees in computer science from the University of California, Los Angeles. Dr. Cerf is a recipient of several awards and commendations in connection with his work on the Internet, including the Marconi Fellowship, the U.S. National Medal of Technology, the Charles Stark Draper Award from the U.S. National Academy of Engineering, the NEC Computer and Communications Prize, the Silver Medal of the International Telecommunications Union and the IEEE Alexander Graham Bell Medal. Widely known as a "Father of the Internet," Dr. Cerf is the co-designer of the TCP/IP protocols and the architecture of the Internet. Dr. Cerf also served at the U.S. Defense Advanced Research Projects Agency (DARPA), where he managed the evolving Internet research program. Dr. Cerf participates in several organizations relating to the Internet, including the Internet Society, the Internet Corporation of Assigned Names and Numbers (ICANN), the Ipv6 Forum, the Global Internet Project and the President's Information Technology Advisory Council.

     Donald Green. Mr. Green, 70, has served as chairman of CoSine since March 2002 and as a director since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and served as its chairman of the board from May 1999 until his retirement in September 2001, and also served as chief executive officer from May 1992 to May 1999. Mr. Green is also a director of TCSI Corporation, a software company. Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 2002 and to render other professional services as required.

     The board of directors is submitting the appointment of Ernst & Young LLP to stockholders for ratification.

     Ernst & Young has served as independent auditors to the Company since 1999. Representatives of Ernst & Young are expected to be present at the Annual Meeting and to be available to respond to questions.

     Aggregate fees for professional services rendered by Ernst & Young LLP during 2001 were as follows:

Audit Fees..................................................  $ 250,400
Financial Information Systems Design and Implementation
  Fees......................................................         --
All Other Fees:
  Audit-related services(1).................................    348,800
  Tax services..............................................    379,400
                                                              ---------
          Total All Other Fees..............................    728,200
                                                              ---------
          Total.............................................  $ 978,600
                                                              =========

(1) Audit-related services primarily consist of audit of the Company's 401(k) plan, statutory audits of the Company's foreign subsidiaries, general accounting consultations, an SEC registration statement and process review.

     Proposal 2 requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                       BOARD OF DIRECTORS AND COMMITTEES

     The board of directors currently has an Audit Committee and a Compensation Committee. There is currently no Nominating Committee. There were ten meetings of the board of directors during the fiscal year ended December 31, 2001. Each director attended at least 75 percent of the total number of meetings of the board of directors and committees on which he served.

     The Audit Committee is currently composed of Messrs. Abbe, Green and Spreng and is chaired by Mr. Green. The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by our independent accountants, makes recommendations to the board of directors about selection of and services provided by independent accountants, reviews with the independent accountants the scope and results of their annual examination of the Company's consolidated financial statements, and performs the other functions specified in the Audit Committee Charter. The Audit Committee met four times during the fiscal year ended December 31, 2001.

     The Compensation Committee is currently composed of Messrs. Abbe, Green and Spreng and is chaired by Mr. Abbe. The Compensation Committee reviews and approves the salaries, incentive compensation and benefits of the Company's officers and employees, including stock compensation and loans, and administers the Company's stock plans and employee benefit plans. The Compensation Committee met seven times during the fiscal year ended December 31, 2001.

                             DIRECTOR COMPENSATION

     Each non-employee director receives $1,000 for attending a board meeting in person, $500 for attending a committee meeting in person, and $250 for attending a board or committee meeting by telephone. We do not compensate directors for committee meetings held together with a board meeting. We reimburse directors for travel and other expenses incurred in attending board and committee meetings.

     Each non-employee director who is first appointed or elected after September 26, 2000 (the date of our initial public offering) will automatically receive under our 2000 Director Option Plan an option to acquire 80,000 shares of Common Stock. These initial options will vest in four equal annual installments. Under the 2000 Director Option Plan, each non-employee director in office for at least six months before each annual meeting of stockholders will receive an additional option to acquire 20,000 shares of Common Stock. These subsequent options will vest on the fourth anniversary of the date of grant. We may also grant directors options or restricted stock under our 2000 Stock Plan. Non-employee directors have received option grants during 2001 as listed in the table below. Each of these grants vest on the fourth anniversary of the date of grant.

                                                                            EXERCISE   NUMBER OF
DIRECTOR NAME                                              DATE OF GRANT     PRICE      SHARES
-------------                                             ---------------   --------   ---------
Charles J. Abbe.........................................   June 18, 2001    $ 2.23       20,000
Vinton G. Cerf..........................................   June 18, 2001    $ 2.23       20,000
Donald Green............................................   June 18, 2001    $ 2.23       20,000
R. David Spreng.........................................   June 18, 2001    $ 2.23       20,000

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 1, 2002, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock; (ii) each director of the Company; (iii) the Company's former Chairman and Chief Executive Officer who served as the Company's CEO through December 31, 2001; (iv) and the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement (the individuals specified in subsections (iii) and (iv) hereof are referred to herein as the "Named Executive Officers"); and (v) all directors and executive officers of the Company who were serving on the board and/or were in office as of March 4, 2002 as a group.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(2)
                                                              -----------------------
                                                                           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         NUMBER       CLASS
---------------------------------------                       ----------   ----------
5% Stockholders
Crescendo Ventures(3).......................................   8,922,561      8.53%
  800 LaSalle Avenue, Suite 2250
  Minneapolis, MN 55402
Directors and Named Executive Officers
Dean Hamilton, former Chairman and Chief Executive
  Officer(4)................................................   4,763,333      4.55%
Steve Goggiano, Director, President and Chief Executive
  Officer(5)................................................     940,416         *
Charles J. Abbe, Director(6)................................      82,000         *
Jill Bresnahan, Senior Vice President, General Counsel &
  Secretary(7)..............................................     320,322         *
Vinton G. Cerf, Director(8).................................      94,500         *
Craig Collins, former Executive Vice President and Chief
  Financial Officer(9)......................................     642,080         *
Bill Ferone, former Executive Vice President, Worldwide
  Field Operations(10)......................................     335,727         *
Donald Green, Chairman(11)..................................     303,129         *
Michael Nielsen, former Senior Vice President,
  Engineering(12)...........................................     335,415         *
R. David Spreng, Director(3)................................   8,922,561      8.74%
All directors and current executive officers as a group (9
  persons)(13)..............................................  10,662,929     10.19%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 3200 Bridge Parkway, Redwood City, CA 94065. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

 (2) For figures related to holdings of Common Stock, applicable percentage ownership is based on 104,590,619 shares of Common Stock outstanding as of February 1, 2002, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Common Stock subject to options or warrants that are presently exercisable or exercisable within 60 days of February 1, 2002 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

 (3) Of the 8,922,561 shares, 2,250 are directly owned by R. David Spreng, a director of CoSine; 1,738,575 are directly owned by Crescendo World Fund, LLC; 139,217 are directly owned by Crescendo III, GbR; 200,590 are directly owned by Crescendo III Executive Fund, LP; 6,753,255 are directly owned by Crescendo III, LP; 73,071 are directly owned by Eagle Ventures WF, LLC; and 15,603 are directly owned by PRISMA German American Venture Partners, GbR. The sole general partner of Crescendo

     World Fund, LLC is Crescendo Ventures World Fund, LLC. The sole general partner of Crescendo III, LP and Crescendo III Executive Fund, LP is Crescendo Ventures III, LLC. The general partners of Crescendo III, GbR are Crescendo Ventures III, LLC and Verbier Ventures, LLC. R. David Spreng is a managing member of Crescendo Ventures World Fund, LLC, Crescendo Ventures III, LLC, Eagle Ventures WF, LLC, and Verbier Ventures, LLC. Crescendo Capital Management, LLC, is an investment advisor of, and holds a profit interest in, PRISMA German American Venture Partners, GbR. Mr. Spreng is a managing member of Crescendo Capital Management, LLC. Mr. Spreng disclaims beneficial ownership of the shares held by Crescendo World Fund, LLC, Crescendo III, GbR, Crescendo III Executive Fund, LP, Crescendo III, LP, Eagle Ventures WF, LLC, and PRISMA German American Venture Partners, GbR, except to the extent of his pecuniary interest in the shares. The information in this footnote is based upon the Schedule 13G filed February 15, 2002 on behalf of Mr. Spreng and each of the entities named above in this footnote.

 (4) Of the 4,763,333 shares, 4,438,333 shares are directly owned by Mr. Hamilton and 325,000 shares are indirectly owned by him. Of the 4,438,333 shares directly owned, 143,751 shares were acquired pursuant to the exercise of stock options, but remain unvested at February 1, 2002 and subject to certain restrictions, including restrictions on transfer and a right of repurchase on the part of the Company; and 458,333 shares are subject to outstanding options that are exercisable within 60 days of February 1, 2002. Of these 458,333 shares, 100,000 shares remain unvested as of April 1, 2002. To the extent an option is exercised prior to vesting, the unvested shares would be subject to certain restrictions as described above. Of the 325,000 shares indirectly owned, 150,000 are owned directly by the Dean Hamilton Annuity Trust II U/I dated June 29, 2001 and indirectly by Mr. Hamilton as trustee of the Trust; 150,000 are owned directly by the Rosa Maria Hamilton Annuity Trust II U/I dated June 29, 2001 and indirectly by Mr. Hamilton as trustee; 10,000 are owned directly by the Hamilton Alvarado Education Trust U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee; 5,000 are owned directly by the Daphne Wheeler Trust -- 2000 U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee; 5,000 are owned by the Hewley Hamilton Trust -- 2000 U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee; and 5,000 are owned directly by the Jesus and Herlinda Alvarado Trust -- 2000 U/I dated April 5, 2000 and indirectly by Mr. Hamilton as trustee. Mr. Hamilton disclaims beneficial ownership of the shares not owned directly by him, except to the extent of his pecuniary interest in the shares. Mr. Hamilton resigned as Chairman and CEO effective March 3, 2002.

 (5) Of the 940,416 shares, 75,000 shares were acquired pursuant to the exercise of a stock option, but remain unvested as of February 1, 2002 and subject to certain restrictions. As of April 1, 2002, an additional 300,000 are subject to an exercisable, unvested option and an additional 35,416 are subject to an exercisable, vested option. To the extent this option is exercised prior to vesting, the shares acquired would be subject to certain restrictions. Mr. Goggiano was appointed to the board of directors and named CEO on March 3, 2002.

 (6) Of the 82,000 shares, 50,000 are subject to an exercisable option. Of these 50,000 options 48,334 remain unvested as of April 1, 2002. To the extent this option is exercised prior to vesting, these shares would be subject to certain restrictions.

 (7) Of the 320,322 shares, 954 shares are directly owned by Ms. Bresnahan's two minor children and 131,250 are subject to an exercisable option. Of these 131,250 options 87,501 remain unvested as of April 1, 2002. To the extent this option is exercised prior to vesting, the shares would be subject to certain restrictions. As of April 1, 2002, an additional 144,368 are subject to exercisable, vested options.

 (8) Of the 94,500 shares, 80,000 are subject to an exercisable option. Of these 80,000 options 41,667 remain unvested as of April 1, 2002. To the extent this option is exercised prior to vesting, these shares would be subject to certain restrictions.

 (9) These shares are subject to exercisable, vested options. In connection with Mr. Collins' termination of employment with the Company on January 7, 2002, 126,251 of these options were accelerated pursuant to an agreement between the Company and Mr. Collins.

(10) Of the 335,727 shares, 102,502 are subject to exercisable, vested options. In connection with Mr. Ferone's termination of employment with the Company on January 31, 2002, 64,375 of these options were accelerated pursuant to an agreement between the Company and Mr. Ferone.

(11) Of the 303,129 shares, 60,179 shares were acquired pursuant to the exercise of a stock option, but remain unvested as of February 1, 2002 and subject to certain restrictions. An additional 142,653 shares are owned directly by Green Venture Capital II, L.P. and indirectly by Mr. Green as the general partner of Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares. Mr. Green was appointed Chairman of the board of directors on March 3, 2002.

(12) Of the 335,415 shares, 33,333 are subject to exercisable, vested options. In connection with Mr. Nielsen's termination of employment with the Company on September 30, 2001, 62,500 of these shares and 33,333 of these options were accelerated pursuant to an agreement between the Company and Mr. Nielsen.

(13) Of the 10,662,929 shares, 8,922,561 shares are owned by Crescendo Ventures as explained in footnote 3 above, 142,653 shares are owned by Green Venture Capital as explained in footnote 11 above, and an additional 174,346 are restricted shares that were acquired by directors and officers pursuant to the exercise of stock options, but remain unvested as of February 1, 2002. An additional 477,502 are subject to unvested options that are exercisable within 60 days of February 1, 2002. To the extent these options are exercised, the shares acquired would be subject to certain restrictions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during each of the fiscal years ended December 31, 2001, 2000 and 1999, respectively, by each of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                    ANNUAL            ------------
                                                 COMPENSATION          SECURITIES
                                              -------------------      UNDERLYING       ALL OTHER
                                   FISCAL     SALARY       BONUS        OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR        ($)         ($)           (#)              ($)
---------------------------        ------     -------     -------     ------------     ------------
Dean Hamilton....................   2001      298,761      37,695       200,000(13)           --
  former Chairman and Chief         2000      197,851     195,000(11)   300,000(14)           --
  Executive Officer(1)              1999      168,818          --       400,000(14)           --
Steve Goggiano...................   2001      299,393      28,271            --
  Director, President and Chief     2000      284,553      60,000       100,000(13)           --
  Executive Officer(2)              1999       23,077(6)       --       900,000(14)           --
Jill Bresnahan...................   2001      196,713      30,000       183,750(13)           --
  Senior Vice President,            2000      161,500(7)                220,000(15)           --
  General Counsel & Secretary       1999           --          --            --               --
Craig Collins....................   2001      299,003      40,771       677,500(13)           --
  former Executive Vice President   2000      200,209(8)   50,000(12)   850,000(14)           --
  and Chief Financial Officer(3)    1999           --          --            --               --
Bill Ferone......................   2001      275,017      39,531            --               --
  former Executive Vice
  President,                        2000      198,519     147,500       100,000(13)           --
  Worldwide Field Operations(4)     1999       87,407(9)       --       415,000(14)           --
Michael Nielsen..................   2001      193,508      55,000            --           62,500(16)
  former Senior Vice President,     2000      214,242      53,152       100,000(13)           --
  Engineering(5)                    1999       41,133(10)      --       500,000(14)           --

---------------

 (1) Mr. Hamilton resigned as Chairman and Chief Executive Officer effective March 3, 2002.

 (2) Mr. Goggiano served as President and Chief Operating Officer in fiscal year 2001 and was appointed to the board of directors and named Chief Executive Officer on March 3, 2002.

 (3) Mr. Collins terminated his employment with the Company on January 7, 2002.

 (4) Mr. Ferone terminated his employment with the Company on January 31, 2002.

 (5) Mr. Nielsen terminated his employment with the Company on September 30, 2001.

 (6) Mr. Goggiano began employment with the Company in November 1999, so his salary reflects a partial year of service.

 (7) Ms. Bresnahan began employment with the Company in March 2000, so her salary reflects a partial year of service.

 (8) Mr. Collins began employment with the Company in May 2000, so his salary reflects a partial year of service.

 (9) Mr. Ferone began employment with the Company in July 1999, so his salary reflects a partial year of service.

(10) Mr. Nielsen began employment with the Company in October 1999, so his salary reflects a partial year of service.

(11) Includes $100,000 bonus accrued in the fourth quarter of fiscal year 2000, but payment of which was deferred until 2001.

(12) Includes $50,000 bonus accrued in the fourth quarter of fiscal year 2000, but payment of which was deferred until 2001.

(13) These options were granted under the Company's 2000 Stock Plan. All options granted under the 2000 Stock Plan become exercisable upon vesting. These options generally vest with respect to 25% of the total number of shares on the first anniversary of the vesting commencement date. Thereafter, the remaining shares vest monthly over the following 36 months at the rate of 1/36 of such remaining shares per month.

(14) These options were granted under the Company's 1997 Stock Plan. All options granted under the 1997 Stock Plan are exercisable at any time after the date of grant. These options generally vest with respect to 25% of the total number of shares on the first anniversary of the vesting commencement date. Thereafter, the remaining shares vest monthly over the following 36 months at the rate of 1/36 of such remaining shares per month. To the extent these options are exercised prior to vesting, the exercised shares are subject to certain restrictions, including restrictions on transfer and a right of repurchase on the part of the Company.

(15) Of the 220,000 options, 45,000 were granted under the Company's 2000 Stock Plan and 175,000 were granted under the Company's 1997 Stock Plan.

(16) Represents severance payments paid to Mr. Nielsen in connection with his September 30, 2001 termination of employment.

STOCK OPTION GRANTS

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                       ---------------------------------------------------------     VALUES AT ASSUMED
                         NUMBER OF       PERCENT OF                                ANNUAL RATES OF STOCK
                        SECURITIES     TOTAL OPTIONS                                PRICE APPRECIATION
                        UNDERLYING       GRANTED TO      EXERCISE                   FOR OPTIONS TERM(1)
                          OPTIONS       EMPLOYEES IN     PRICE PER    EXPIRATION   ---------------------
                       GRANTED(#)(2)   FISCAL 2001(3)   SHARE($)(4)      DATE        5%($)      10%($)
                       -------------   --------------   -----------   ----------   ---------   ---------
Dean Hamilton(5).....     200,000           1.32%         $16.25       1/29/2011   2,043,831   5,179,663
Steve Goggiano.......          --             --              --              --          --          --
Jill Bresnahan(6)....      25,000           0.16%         $ 2.25       3/25/2011      35,375      89,648
Jill Bresnahan(7)....      87,500           0.58%         $ 1.24       7/23/2011      68,235     172,921
Jill Bresnahan(8)....      33,750           0.22%         $ 1.24       7/23/2011      26,319      66,698
Jill Bresnahan(9)....      37,500           0.25%         $ 0.98      10/25/2011      23,112      58,570
Craig Collins(10)....      40,000           0.26%         $ 2.25       3/25/2011      56,601     143,437
Craig Collins(11)....     637,500           4.21%         $ 1.24       7/23/2011     497,141   1,259,853
Bill Ferone..........          --             --              --              --          --          --
Michael Nielsen......          --             --              --              --          --          --

---------------

 (1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. The actual realizable value depends on the market value of the Common Stock on the exercise date. No gain to the optionee is possible without an increase in the price of the Common Stock. All assumed values are before taxes and do not include dividends.

 (2) All options listed were granted pursuant to the Company's 2000 Stock Plan. The options have a term of 10 years and generally vest over 4 years from the vesting commencement date.

 (3) Based on options to acquire a total of 15,152,468 options granted by the Company to all employees (not including executive officers and/or directors) during fiscal year 2001.

 (4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant based on the closing sales price as reported on the Nasdaq National Market.

 (5) This option vests and becomes exercisable with respect to 25% of the shares subject to the option on 1/30/2002 and an additional 1/48 of the shares subject to the option on each one-month anniversary thereafter.

 (6) This option vests and becomes exercisable with respect to 50% of the shares subject to the option on 9/20/2001 and the remaining 50% of the shares subject to the option on 3/20/2002.

 (7) On the date of grant, 58,333 shares subject to this option were vested. An additional 1/24 of the shares subject to the option vest and become exercisable on the ninth day of each month thereafter. This option fully vests on 3/9/2002.

 (8) This option vests and becomes exercisable with respect to 1/3 of the shares subject to the option on 11/1/2001 and an additional 1/36 of the shares subject to the option on each one-month anniversary thereafter. This option fully vests on 11/1/2003.

 (9) This option vests and becomes exercisable with respect to 25% of the shares subject to the option on 10/26/2002 and an additional 1/48 of the shares subject to the option on each one-month anniversary thereafter.

(10) At the time of grant this option originally vested and became exercisable with respect to 50% of the shares subject to the option on 9/20/2001 and the remaining 50% of the shares subject to the option on 3/20/2002. Pursuant to a subsequent agreement with the Company, 20,000 of these options were accelerated in connection with Mr. Collins' 1/7/2002 termination of employment.

(11) On the date of grant, 247,913 shares subject to this option were vested and an additional 1/36 of the shares subject to the option vested and became exercisable on the first day of each month thereafter. Originally this option would have fully vested on 5/1/2003. Pursuant to a subsequent agreement with the Company, 106,251 of these options were accelerated in connection with Mr. Collins' 1/7/2002 termination of employment.

OPTION EXERCISES AND FISCAL 2001 YEAR END VALUES

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2001 and stock options held as of December 31, 2001 by the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                          SHARES                         OPTIONS AT DECEMBER 31, 2001           AT DECEMBER 31, 2001(2)
                       ACQUIRED OR        VALUE        ---------------------------------   ---------------------------------
                       EXERCISED(#)   REALIZED(1)($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
                       ------------   --------------   --------------   ----------------   --------------   ----------------
Dean Hamilton........      --              --             400,000           200,000           530,000                --(3)
Steve Goggiano.......      --              --             327,083            72,917           165,000                --(3)
Jill Bresnahan.......      --              --             244,678           115,322            27,510            31,452
Craig Collins........      --              --             886,455           321,045           104,301            93,324
Bill Ferone..........      --              --             198,858            72,917           148,508                --(3)
Michael Nielsen......      --              --              33,333                --                --(3)             --

---------------

(1) Based on the fair value of the underlying securities on the date of exercise minus the exercise price. Values are stated on a pre-tax basis.

(2) Based on the closing sales price of $1.55 of the underlying securities as of December 31, 2001 as reported on the Nasdaq National Market minus the exercise price. Values are stated on a pre-tax basis.

(3) Exercise price(s) equal(s) or exceed(s) the fair market value of the underlying shares as of December 31, 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the board of directors (the "Compensation Committee") during fiscal year 2001 were Donald Green, Charles J. Abbe and R. David Spreng. During fiscal year 2001, the Compensation Committee was composed solely of non-employee directors. None of these persons is, or has been at any time since our incorporation, one of our officers or employees or an officer or employee of any of our subsidiaries.

     No executive officer of the Company, has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or Compensation Committee.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     The Compensation Committee, subject to the approval of the board of directors, determines the compensation of the Company's five most highly compensated executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs.

     Executive Compensation Policies and Programs. The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short-term and long-term strategic Company goals. The programs link each executive's compensation directly to individual and/or Company performance. A significant portion of each executive's total compensation for the fiscal year 2001 was variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and/or the appreciation in value of the Common Stock.

     There are three basic components to the Company's "pay for performance" system: base pay; incentive bonus; and long-term, equity-based incentive compensation. Each component is addressed in the context of individual and/or Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzes information from several independent surveys. These surveys include information regarding the general industry as well as other companies within the telecommunications and networking industries. A comparison of the Company's financial performance with that of the companies and indices shown in the Performance Graph is only one of many factors considered by the Committee to determine executive compensation.

     Base Pay. Base pay is designed to be competitive (generally between the 50th and 75th percentiles) as compared to salary levels for equivalent executive positions at other companies within the telecommunications and telecommunications industries. An executive's actual salary within this competitive framework will vary based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for the Company's products). The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The Company's philosophy and practice for fiscal year 2001 was to place a relatively greater emphasis on the incentive components of compensation.

     Incentive Bonus. For fiscal year 2001, each executive was eligible to receive a quarterly or annual cash bonus as determined by the Compensation Committee. For Messrs. Hamilton, Goggiano, Collins and Ferone, the "target" level for that bonus, like the base salary level, was set with reference to executive bonus programs, as well as competitive conditions. These target levels are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of financial goals within the Company's business plan. An executive receives a percentage of his or her target bonus depending on the extent to which the Company achieves financial performance goals set by the Committee and the board, as measured by the Company's financial performance. Bonuses may exceed the target if the Company's performance exceeds the goal. Messrs. Hamilton, Goggiano, Collins and Ferone received pro-rated bonuses based upon the factors described above. Ms. Bresnahan and Mr. Nielsen received bonuses based on individual performance criteria as determined by the Company's president. Additionally, prior to the fourth quarter of 2001, the decision was made to forego the executive bonus programs for the quarter.

     Long-Term, Equity-Based Incentive Compensation. The long-term equity-based compensation program is tied directly to stockholder return. Under the current program, long-term incentive compensation consists of stock options under the 2000 Stock Plan.

     Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the executive is rewarded only if the market price of the Common Stock appreciates. Since options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Like base pay, the grant is set with regard to competitive considerations, and each executive's actual grant is based upon individual performance measured against the criteria described in the preceding paragraphs and the executive's potential for future contributions.

     Stock options stock under the 2000 Stock Plan are designed to align the interests of the Company's executives with those of stockholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the stockholders' return. In addition, through time-based vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

     Annual Reviews. Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and Company performance, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting the annual review, the Committee considers information provided by human resources staff and uses surveys and reports prepared by independent compensation consultants.

     Each year, the Committee, with the president and human resources staff, reviews the individual performance of each of the other four most highly compensated executive officers, and the president's recommendations with respect to the appropriate compensation levels and awards. The Committee sets performance and bonus targets, and makes stock option grants under the 2000 Stock Plan. The Committee also reviews with the president and the human resources staff the financial and other strategic objectives, such as those identified above, for each of the Named Executive Officers for the following year.

     Chief Executive Officer. In reviewing Mr. Hamilton's performance, the Committee focused primarily on the Company's performance in fiscal year 2001. The Committee noted continued progress toward the achievement of various strategic objectives, such as revenue generation. Based on these considerations, Mr. Hamilton received a bonus of $37,695 and a stock option award for 200,000 shares of Common Stock in fiscal year 2001. Mr. Hamilton resigned as Chief Executive Officer effective March 3, 2002.

                                          Members of the Compensation Committee

                                          Charles J. Abbe
                                          Donald Green
                                          R. David Spreng

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Performance Graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     The following graph demonstrates a comparison of cumulative total return for CoSine's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Telecommunications Index during the period from September 26, 2000 (the date of the Company's initial public offering) to December 31, 2001. The graph assumes an investment of $100 on September 26, 2000 in each of the Company's Common Stock, and the stocks comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The Indices assume that all dividends were reinvested.

                COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG COSINE COMMUNICATIONS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [PERFORMANCE GRAPH]

                                                               Cumulative Total Return
-------------------------------------------------------------------------------------------------------------------------------
                      9/26/00    9/00    10/00    11/00   12/00   1/01    2/01    3/01    4/01    5/01    6/01    7/01    8/01
-------------------------------------------------------------------------------------------------------------------------------
 COSINE
 COMMUNICATIONS,
 INC.                 100.00    213.70   127.17   49.28   53.37   63.46   34.86    8.17    7.92   10.27    8.62    4.23    3.65
 NASDAQ STOCK MARKET
 (U.S.)               100.00     99.48    91.31   70.35   66.61   74.69   57.83   49.72   57.14   57.07   58.61   54.88   48.90
 NASDAQ
 TELECOMMUNICATIONS   100.00    107.69    94.05   68.41   68.57   86.07   68.59   60.41   62.79   59.04   57.20   51.87   45.90
-------------------------------------------------------------------------------------------------------------------------------

                         Cumulative Total Return
--------------------  ------------------------------
                      9/01    10/01   11/01   12/01
--------------------  ------------------------------
 COSINE
 COMMUNICATIONS,
 INC.                  1.42    4.04    4.65     5.96
 NASDAQ STOCK MARKET
 (U.S.)               40.66   45.88   52.41    52.86
 NASDAQ
 TELECOMMUNICATIONS   41.66   40.66   44.94    45.90
-----------------------------------------------------------

* $100 INVESTED ON 9/26/00 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

     The Stock Performance shown on the Graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to future stock performance.

                         CHANGE OF CONTROL ARRANGEMENTS

     Some options awarded under our 1997 and 2000 Stock Plans provide that the options will become fully vested and fully exercisable if, anytime within 24 months following a change of control, the option holder's employment is terminated other than for cause or if a constructive termination of the option holder's employment occurs. Events constituting a constructive termination include a significant reduction in the option holder's duties, position or responsibilities without the option holder's prior written consent. Options containing these change of control provisions were granted to the Named Executive Officers and other employees.

                           INDEBTEDNESS OF MANAGEMENT

     Prior to the Company's initial public offering, all employees were allowed to pay the exercise price for their 1997 Stock Plan options with full recourse promissory notes secured by a pledge of the shares underlying the exercised options. The Company holds promissory notes from certain executive officers that elected to do so. The notes have annual rates of interest ranging from 6.09% to 6.77%. In December 2000, the Compensation Committee approved the change of all outstanding promissory notes given by employees in connection with the exercise of options from full recourse to non-recourse. At December 31, 2001, the principal amounts, maturity dates, and annual rates of interest of the outstanding notes executed by executive officers were as follows:

                                                   PRINCIPAL
                                                     AMOUNT                          ANNUAL RATE
EXECUTIVE OFFICER                                  OF NOTE(S)     MATURITY DATE      OF INTEREST
-----------------                                  ----------   ------------------   -----------
Dean Hamilton....................................  $1,200,000    February 2, 2010       6.77%
Steve Goggiano...................................  $  600,000    February 1, 2010       6.77%
Jill Bresnahan...................................  $  175,000     March 28, 2010        6.75%
Craig Collins(1).................................  $1,021,250   September 14, 2010      6.09%
Bill Ferone......................................  $   50,000    November 8, 2009       6.39%
                                                   $   11,975     April 3, 2010         6.49%
Michael Nielsen(2)...............................  $  302,082     June 30, 2002         6.77%

---------------

(1) Per an agreement between the Company and Mr. Collins, on December 27, 2001, the principal amount of $2,018,750 became due on 212,500 vested shares. On December 28, 2001, the Company took possession of the 212,500 shares as collateral under the terms of the note and agreement with the Company, and the outstanding principal of Mr. Collins' note was reduced by such dollar amount.

(2) Mr. Nielsen terminated his employment with the Company on September 30, 2001. Accordingly, 197,918 unvested shares were repurchased prior to December 31, 2001, leaving a principal amount of $302,082 outstanding on his note as of December 31, 2001. Per the terms of Mr. Nielsen's Exit Agreement the maturity date of the note was extended to June 30, 2002 rather than the date of his termination of employment.

                         REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     The Audit Committee has:

     - Reviewed and discussed with management the audited financial statements for the year ended December 31, 2001.

     - Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

     - Received the written disclosures and the letter from the independent auditor regarding the auditor's independence as required by Independence Standards Board Standard No. 1, has discussed with the independent auditor the auditor's independence, and has considered whether the non-audit services provided by the independent auditor are compatible with maintaining its independence.

     - Based on the review and discussions above, recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     - Recommended to the board of directors that the Company retain Ernst & Young LLP as independent auditor during the current fiscal year.

     The board of directors has determined that the Audit Committee members are "independent" as defined in the Nasdaq listing standards. The board of directors has adopted a written charter for the Audit Committee.

                                          MEMBERS OF THE AUDIT COMMITTEE

                                          Charles J. Abbe
                                          Donald Green
                                          R. David Spreng

                                 OTHER MATTERS

     As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

                             STOCKHOLDER PROPOSALS

     The Company anticipates that its 2003 annual meeting of stockholders will be held on or about May 6, 2003. The Company's bylaws require stockholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2003 annual meeting of stockholders, the stockholder's notice must be received by Jill Bresnahan, Secretary of CoSine, at 3200 Bridge Parkway, Redwood City California 94065 no later than February 5, 2003. In addition, for a proposal by a stockholder to be included in the Company's proxy statement and form of proxy for the 2003 annual meeting of stockholders the proposal must be received by Jill Bresnahan, Secretary of CoSine, at 3200 Bridge Parkway, Redwood City California 94065 on or before November 25, 2002 in order to be eligible for inclusion. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

     A COPY OF COSINE'S 2001 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO: INVESTOR RELATIONS, COSINE COMMUNICATIONS, INC., 3200 BRIDGE PARKWAY, REDWOOD CITY, CALIFORNIA 94065.

                                          For the Board of Directors

                                          /s/ JILL BRESNAHAN
                                          --------------------------------------
                                          Jill Bresnahan
                                          Secretary

                       [COSINE COMMUNICATIONS, INC. LOGO]
                          COSINE COMMUNICATIONS, INC.
                              1200 BRIDGE PARKWAY
                             REDWOOD CITY, CA 94065


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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CoSine Communications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                     COSINE
                                              KEEP THIS PORTION FOR YOUR RECORDS
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           THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
                                             DETACH AND RETURN THIS PORTION ONLY

COSINE COMMUNICATIONS, INC.


THE BOARD OF DIRECTORS OF THE COMPANY
RECOMMENDS A VOTE FOR ITEMS 1 AND 2.           FOR       WITHHOLD       FOR ALL
                                               ALL         ALL           EXCEPT
1.       Election of Class II Director -

         1) Charles J. Abbe                    [ ]          [ ]           [ ]


To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

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
VOTE ON PROPOSAL                                       FOR      AGAINST      ABSTAIN
2.       Ratification of the Appointment of            [ ]        [ ]          [ ]
         Ernst & Young LLP as Independent
         Auditors of CoSine Communications, Inc.

In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment or postponement thereof.


IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
ITEMS 1 AND 2.

Mark here for address change and note on reverse side.                       [ ]

If you plan on attending the Annual Meeting, please check the                [ ]
box to the right.


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as a corporation, attorney, executor, administrator, trustee or guardian, please give full title as such.




---------------------------------------------------------    -------------------
Signature [PLEASE SIGN WITHIN BOX]                           Date

---------------------------------------------------------    -------------------
Signature (Joint Owners)                                     Date

                                      PROXY

                           COSINE COMMUNICATIONS, INC.
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 2002

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints STEVE GOGGIANO, TERRY GIBSON and JILL BRESNAHAN, and each of them, each with full power of substitution as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at Cosine's offices located at 3200 Bridge Parkway, Redwood City, California 94065, on Tuesday, May 7, 2002 at 10:00 A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on March 8, 2002 on the proposals stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                         BY THE UNDERSIGNED STOCKHOLDER.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


ADDRESS CHANGE:

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(If an address change has been noted above, please mark the corresponding box on the reverse side.)